Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of Bank First Corporation (the “Company”) hereby constitutes and appoints each Michael B. Molepske and Kevin M. LeMahieu as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign (i) the Registration Statement on Form S-8 (the “Registration Statement”) filed herewith in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s Common Stock offered pursuant to the Bank First National Amended and Restated Nonqualified Deferred Compensation Plan, and (ii) any and all amendments to the Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and cause the same to be filed with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	POSITION	DATE

/s/ Michael G. Ansay	Director; Chairman of the Board of Directors	March 12, 2020
Michael G. Ansay

/s/ Michael B. Molepske	Director, President and Chief Executive Officer	March 12, 2020
Michael B. Molepske	(Principal Executive Officer)

/s/ Kevin M. LeMahieu	Chief Financial Officer	March 12, 2020
Kevin M. LeMahieu	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mary-Kay H. Bourbulas	Director	March 12, 2020
Mary-Kay H. Bourbulas

/s/ Donald R. Brisch	Director	March 12, 2020
Donald R. Brisch

/s/ Michael P. Dempsey	Director and Executive Officer	March 12, 2020
Michael P. Dempsey

/s/ Robert D. Gregorski	Director	March 12, 2020
Robert D. Gregorski

/s/ Judy L. Heun	Director	March 12, 2020
Judy L. Heun

/s/ Katherine M. Reynolds	Director	March 12, 2020
Katherine M. Reynolds

/s/ David R. Sachse	Director	March 12, 2020
David R. Sachse

/s/ Peter J. Van Sistine	Director	March 12, 2020
Peter J. Van Sistine